EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: March 23, 2026	BroadOak Income Fund, L.P.

	By:	/s/ William Snider
	Name:	William Snider
	Title:	Manager

Date: March 23, 2026	BroadOak Fund VI, L.P.

	By:	/s/ William Snider
	Name:	William Snider
	Title:	Manager

Date: March 23, 2026	BroadOak Capital Partners, LLC

	By:	/s/ William Snider
	Name:	William Snider
	Title:	Partner

Date: March 23, 2026	William Snider

	By:	/s/ William Snider